APPENDIX 1

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS OF MOTOROLA

     The following table sets forth the name, business address, and principal occupation or employment at the present time for each director and executive officer of Motorola. Unless otherwise noted, each such person is a citizen of the United States. In addition, unless otherwise noted, each such person's business address is 1303 East Algonquin Road, Schaumburg, Illinois 60196.

DIRECTORS OF MOTOROLA, INC.


Gary L. Tooker....Vice Chairman of the Board of Directors of Motorola,
Inc.

Christopher B. Galvin....Chairman of the Board and Chief Executive
Officer, Motorola, Inc. since June 1999.

Robert W. Galvin....Chairman of the Executive Committee, Motorola, Inc.

Robert L. Growney....President and Chief Operating Officer, Motorola,
Inc.

Ronnie C. Chan....Chairman, Hang Lung Development Group. His business address is: Hang Lung Development Company Limited, 28/F Standard
Chartered Bank Building, 4 Des Voeux Road Central, Hong Kong.

H. Laurance Fuller....Co-Chairman, BP Amoco, p.l.c. His business address is: BP Amoco, p.l.c., 200 East Randolph Street, Chicago, IL
60601.

Anne P. Jones....Consultant. Her business address is: 5716 Bent Branch
Road, Bethesda, MD 20816.

Donald R. Jones....Retired; formerly Chief Financial Officer, Motorola,
Inc. His business address is: 1776 Beaver Pond Road, Inverness, IL
60067.

Judy C. Lewent....Senior Vice President and Chief Financial Officer,
Merck & Co., Inc. Her business address is: Merck & Co., Inc., One Merck Drive, Whitehouse Station, NJ 08889.

Dr. Walter E. Massey....President of Morehouse College. His business address is: Morehouse College, 830 Westview Drive, SW, Atlanta, GA
30314.

Nicholas Negroponte....Director of Media Laboratory of Massachusetts
Institute of Technology. His business address is: Massachusetts
Institute of Technology Media Lab, 20 Ames St. E15-210, Cambridge, MA
02139.

John E. Pepper, Jr....Chairman of the Board, Procter & Gamble Co. His
business address is: Procter & Gamble Co., One Procter & Gamble Plaza, Cincinnati, OH 45202.

Samuel C. Scott III....President and Chief Operating Officer, Corn
Products International. His business address is: CPC International, Inc. 6500 Archer Road, Summit-Argo, IL 60501.

B. Kenneth West....Senior Consultant for Corporate Governance to
Teachers Insurance and Annuity Association-College Retirement Equities Fund. His business address is: Harris Bankcorp, Inc. P.O. Box 775, Chicago, IL 60609.

Dr. John A. White....Chancellor, University of Arkansas. His business address is: University of Arkansas, 425 Administration Building,
Fayetteville, AR 72701.



EXECUTIVE OFFICERS OF MOTOROLA (WHO ARE NOT ALSO DIRECTORS OF MOTOROLA)

Keith J. Bane....Executive Vice President and President, Americas
Region.
Robert L. Barnett....Executive Vice President and President,
Commercial, Government and Industrial Solutions Sector, Communications
Enterprise.
Arnold S. Brenner....Executive Vice President and President, Global
Government Relations and Standards.
Glenn A. Gienko....Executive Vice President and Motorola Director of
Human Resources.
Merle L. Gilmore....Executive Vice President and President,
Communications Enterprise.
Joseph M. Guglielmi....Executive Vice President and President,
Integrated Electronic Systems Sector.
Bo Hedfors....Executive Vice President and President, Network Solutions
Sector, Communications Enterprise.
Carl F. Koenemann....Executive Vice President and Chief Financial
Officer.
Ferdinand C. Kuznik....Executive Vice President and Presdient, Motorola
Europe, Middle East, and Africa.
A. Peter Lawson....Executive Vice President, General Counsel and
Secretary.
James A. Norling....Executive Vice President and President, Personal
Communications Sector, Communications Enterprise and Deputy to the Chief Executive Office.
Hector Ruiz....Executive Vice President and President, Semiconductor
Products Sector.
C. D. Tam....Executive Vice President and President, Asia Pacific
Region.
Frederick T. Tucker....Executive Vice President and Deputy to the Chief
Executive Office.
Richard W. Younts....Executive Vice President and Senior Advisor on
Asian Affairs.